EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS'



The Board of Directors
AccuImage Diagnostics Corp.



We consent to the incorporation by reference in the registration statement on Form S-8 of AccuImage Diagnostics Corp. of our report dated December 18, 2000, relating to the balance sheets of AccuImage Diagnostics Corp. as of September 30, 2000 and 1999, and the related statements of operations, changes in stockholders' or members' equity and cash flows, which report appears in the September 30, 2000, annual report on Form 10-KSB of AccuImage Diagnostics Corp.



                                 /s/ Pohl, McNabola, Berg & Company LLP
                                        formerly Berg & Company LLP


San Francisco, California
June 13, 2001